UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 19, 2018
SONOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38603	03-0479476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
614 Chapala Street
Santa Barbara, California 93101
(Address of principal executive offices, including zip code)
(805) 965-3001
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Cash Bonuses

On November 19, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Sonos, Inc. (the “Company”) approved cash bonuses for the Company’s executive officers, based on the Company’s achievement of financial objectives and milestones in the Company’s fiscal year ended September 29, 2018. Each executive officer will receive 100% of their target bonus as set forth below.

Name	Title	FY 2018 Cash Bonus
Patrick Spence	Chief Executive Officer	$52,500
Michael Giannetto	Chief Financial Officer	$56,250
Nick Millington	Chief Product Officer	$52,500
Matthew Siegel	Chief Commercial Officer	$56,250

Salary Increase and Equity Awards for Patrick Spence

On November 19, 2018, the Compensation Committee approved an increase in the annual base salary for Patrick Spence, the Company’s Chief Executive Officer, from $350,000 to $550,000. The new annual base salary will be effective for the Company’s fiscal year ending September 28, 2019. The Compensation Committee also granted to Mr. Spence an award of restricted stock units settleable for 378,044 shares of the Company’s common stock (the “RSU Award”) and a stock option to purchase 875,000 shares of the Company’s common stock at an exercise price of $15.44 (the “Option Award”). The RSU Award will vest and settle over four years, with 1/16th of the shares subject to the RSU Award vesting on each quarterly anniversary of November 15, 2018 (the “Vesting Commencement Date”). The Option Award will vest and become exercisable over four years, with one-half of the shares subject to the Option Award vesting on the three-year anniversary of the Vesting Commencement Date and one-half of the shares subject to the Option Award vesting on the four-year anniversary of the Vesting Start Date. The RSU Award and the Option Award were both awarded pursuant to and in accordance with the terms of the Company’s 2018 Equity Incentive Plan, as may be amended from time to time.

Executive Incentive Plan

On November 19, 2018, the Compensation Committee approved and adopted the Executive Incentive Plan (the “Incentive Plan”) and performance goals under the Incentive Plan applicable for the Company’s fiscal year ending September 28, 2019 (the “2019 Performance Goals”). Each of the Company’s named executive officers is a participant in the Incentive Plan and subject to the 2019 Performance Goals.

Pursuant to the 2019 Performance Goals, the Incentive Plan provides each participant with the opportunity to earn an annual cash bonus that is paid based on the achievement of the performance level for each of revenue growth and GAAP operating profit for the Company’s fiscal year ending September 28, 2019. Each of these performance goals receives a different weight when the bonus attainment is calculated. All cash bonuses will be subject to threshold performance in each performance metric, and each of the performance goals is measured independently of the other.

The amount of annual bonus earned depends on whether the Company achieves the performance level for the applicable performance metric in its annual operating plan. If performance for a particular metric is achieved at target under the operating plan, the bonus for that metric is paid out at target based on its percentage weight. Actual payouts may range from 0% to 110% of target, based on performance.

The target annual bonus amount for each participating named executive officer is 25% of the named executive officer’s annual base salary. The annual cash bonus for each named executive officer will be equal to (1) the applicable target annual bonus amount multiplied by (2) the percentage achievement applicable to the weighted combination of those goals identified above as achieved by the Company in fiscal 2019. The Compensation Committee retains discretion to modify the actual bonus payment based on a number of factors, including individual performance.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Executive Incentive Plan
10.2	2019 Performance Goals

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOS, INC.

Date: November 21, 2018	By:	/s/ Michael Giannetto
Michael Giannetto Chief Financial Officer